UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8‑K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 25, 2017
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National Storage Affiliates Trust
(Exact name of registrant as specified in its charter)

Maryland	001‑37351	46‑5053858
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5200 DTC Parkway, Suite 200
Greenwood Village, Colorado, 80111
(Address of principal executive offices)
(720) 630‑2600
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)

☐	Pre‑commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))755000‑4‑2884‑v0.3

☐	Pre‑commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

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Item 5.07    Submission of Matters to a Vote of Security Holders.

(a)    The annual meeting of shareholders (the “Annual Meeting”) of National Storage Affiliates Trust (the “Company”) was held on May 25, 2017, at which 41,535,968 of the Company's 44,084,766 common shares of beneficial interest, par value $0.01 per share (the "Shares"), issued and outstanding as of the record date, March 27, 2017, were represented in person or by proxy representing approximately 94% of the issued and outstanding Shares of the Company entitled to vote.

(b)    At the Annual Meeting, the Company’s shareholders (1) elected the eight trustees below to serve on the Company’s board of trustees until the Company’s 2018 annual meeting of shareholders and until their respective successors are duly elected and qualify and (2) ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017. The proposals are described in detail in the Company’s 2017 Proxy Statement. The final results for the votes regarding each proposal are set forth below.

(i)    The voting results with respect to the election of each trustee were as follows:

Name	Votes For	Votes Withheld	Broker Non-Votes
Arlen D. Nordhagen	35,621,373	1,341,680	4,572,915
George L. Chapman	21,390,871	15,572,182	4,572,915
Kevin M. Howard	31,713,809	5,249,244	4,572,915
Paul W. Hylbert, Jr.	24,922,350	12,040,703	4,572,915
Chad L. Meisinger	24,879,970	12,083,083	4,572,915
Steven G. Osgood	32,532,209	4,430,844	4,572,915
Dominic M. Palazzo	36,347,583	615,470	4,572,915
Mark Van Mourick	34,495,438	2,467,615	4,572,915

 (ii)    The voting results with respect to the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017 were as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
41,450,654	80,350	4,964	—

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL STORAGE AFFILIATES TRUST

By:	/s/ TAMARA D. FISCHER
Tamara D. Fischer
Executive Vice President and Chief Financial Officer

Date: May 31, 2017